Exhibit 99.1

Evolent Health Expands Partnership with Passport Health Plan to
Support Medicaid Beneficiaries in the Commonwealth of Kentucky

Passport’s owners select Evolent as Passport’s long-term financial and operating partner for the health plan joint venture. Evolent will contribute capital for an ownership stake in Passport Health Plan and assume greater management responsibility for day-to-day plan operations.

WASHINGTON, D.C., May 29, 2019 - Evolent Health, a company providing an integrated value-based care platform to the nation's leading providers and payers, today announced it has entered into a definitive agreement to partner with the current owners of Passport Health Plan in continuing to serve the Kentucky Medicaid market. The current owners, which include The University of Louisville, University of Louisville Physicians, University Medical Center, Jewish Heritage Fund for Excellence, Norton Healthcare and the Louisville/Jefferson County Primary Care Association, have been seeking a partner to provide expanded management and operational support, as well as capital through joint ownership of the health plan, and have selected Evolent as its long-term financial and operating partner.

Per the terms of the agreement, Evolent will acquire an ownership interest in Passport Health Plan and will expand the scope and term of its long-term Management Services Agreement with the health plan. Passport will be jointly owned and operated in partnership between Evolent, The University of Louisville and other Passport owners.

Passport is a Louisville-based health plan that serves more than 300,000 Medicaid beneficiaries and has provided managed care services in Kentucky for over 20 years. Evolent has provided extensive services to Passport since 2016, when the organizations formed a relationship to launch the Medicaid Center of Excellence, focused on improving health outcomes for Medicaid beneficiaries in Kentucky and in several states nationwide. Since partnering with Passport, Evolent has directly engaged thousands of Passport members through innovative clinical programs and an integrated model of care in partnership with local providers.

“We strongly believe in Passport’s mission and have been proud to partner with Passport’s leadership team to serve the Commonwealth of Kentucky,” said Evolent Health Chief Executive Officer Frank Williams. “We are honored by the vote of confidence the owners of Passport have given us to continue to build on an extraordinary legacy of delivering an excellent member experience to Kentucky’s Medicaid beneficiaries. We are confident that by leveraging our value-based care platform and the full scope of our clinical programs, as well as providing enhanced functional expertise, we can drive strong operational and financial performance. We look forward to collaborating with The University of Louisville and other Passport owners-as well as local and state regulatory agencies and other key stakeholders-to continue driving improved health outcomes and critical support to one of the Commonwealth’s most vulnerable populations.”

“The University of Louisville helped create Passport Health Plan in 1997, paving the way for what has become a national model for managed care,” said The University of Louisville President Dr. Neeli Bendapudi. “Now, we are proud to partner with Evolent Health to begin a new chapter that will continue to spark innovation in the delivery of care.”

“For the past 20 years, Passport has been proud to work with the Commonwealth, our provider partners and other valued supporters to deliver a quality health plan that promotes our members’ best interests and health outcomes,” said Passport Health Plan Chief Executive Officer Mark Carter. “I am confident that Passport has a bright future ahead, thanks to the solid foundation we’ve built and the significant investment, expertise and support that Evolent brings to the table. Evolent and Passport are dedicated to finding ways to bring the West Louisville Health and Wellbeing Campus to life, as we believe it will significantly and positively impact the health of the community. Evolent and Passport will be working with developers and key stakeholders to create a definitive plan and select a real estate developer to bring the project to fruition.”

Transaction Details

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Per the terms of the agreement, Evolent will contribute $70 million for a 70 percent ownership interest in Passport Health Plan and will also provide interim balance sheet support if necessary to meet near-term regulatory capital requirements. Evolent Health expects to account for its ownership interest in the joint venture as an equity method investment.

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Passport will be jointly owned and operated through a partnership between Evolent, The University of Louisville, University of Louisville Physicians, University Medical Center, Jewish Heritage Fund for Excellence, Norton Healthcare and the Louisville/Jefferson County Primary Care Association. The plan will be governed by a newly formed board of directors upon closing with joint representation from the current owners and Evolent Health.

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As part of the transaction, Evolent will expand its existing Management Services Agreement (MSA) with Passport, taking on additional responsibilities for day-to-day management of the health plan including administrative, clinical and financial operations and oversight. Evolent will also enhance its clinical scope with additional clinical program support, network optimization and specialty care management, specifically in oncology and cardiovascular services. The amended MSA will have a 10-year term.

–	The agreement is subject to normal closing conditions including approval from several state and federal regulatory agencies.

Advisors

Wyatt Tarrant and Combs, LLP is acting as legal counsel to The University of Louisville and provider sponsors. Bass, Berry & Sims PLC is acting as legal counsel to Evolent.

Conference Call and Webcast Details

Evolent will hold a conference call to discuss details of the transaction today, May 29, 2019, at 8:00 a.m., Eastern Time. The conference call will be available via live webcast on the company’s Investor Relations website at http://ir.evolenthealth.com. To participate by telephone, dial 1.855.940.9467 and ask to join to the Evolent call. Participants are advised to dial in at least 15 minutes prior to the call to register. The call will be archived on the company’s website for 90 days and will be available beginning later this evening. Evolent invites all interested parties to attend the conference call.

Forward Looking Statements: Cautionary Language

Certain statements made in this release contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended (the “PSLRA"), including, but not limited to, statements regarding the pending expanded partnership with Passport Health Plan and pending expanded management services agreement. Evolent and Evolent Health LLC (the "Evolent Entities") claim the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA. Actual events or results may differ materially from those contained in these forward-looking statements. The factors that could cause future events or results to vary from the forward-looking statements contained herein include, without limitation, risks and uncertainties related to the consummation of the transaction, including the ability to obtain regulatory approvals, and risks and uncertainties relating to the ongoing operation of Passport Health Plan, including unanticipated costs, the ability of Evolent to provide interim balance sheet support to meet near-term regulatory capital requirements and the results of the ongoing Kentucky Medicaid managed care request for proposal. Please refer to the periodic reports that Evolent has filed with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and the risk factors noted therein. Such periodic filings by Evolent identify and address other important factors that could cause future events or results to vary from the forward-looking statements set forth in this Current Report on Form 8-K. In addition, the Evolent Entities disclaim any obligation to update any forward-looking statements contained herein to reflect events or circumstances that occur after the date hereof.

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About Evolent Health
Evolent Health partners with leading provider and payer organizations to achieve superior clinical and financial results in value-based care and under full-risk arrangements. With a provider heritage and over 20 years of health plan administration experience, Evolent partners with more than 35 health care organizations to actively manage care across Medicare, Medicaid, commercial and self-funded adult and pediatric populations. With the experience to drive change, Evolent confidently stands by a commitment to achieve results. For more information, visit evolenthealth.com.

Contacts:

Bob East or Asher Dewhurst 443.213.0500 Investor Relations InvestorRelations@evolenthealth.com	Robin Glass 415.505.8152 Evolent Media Relations RGlass@evolenthealth.com

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